                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential,  for Use of the  Commission  Only (as  permitted  by
            Rule 14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting  Material Pursuant to Section  240.14a-11(c) or Section
            240.14a-12

                         CABLEVISION SYSTEMS CORPORATION
     ----------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   N/A
     ----------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
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[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[ ] Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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

NOTICE OF ANNUAL MEETING                                      [CABLEVISION LOGO]
June 4, 2002
AND PROXY STATEMENT

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714-3581

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on June 4, 2002 at our corporate headquarters building at 1111 Stewart Avenue, Bethpage, New York.

In addition to the matters described in the attached proxy statement, we will report on our Company's activities during 2001. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Many stockholders will have a choice of voting by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the enclosed proxy in the envelope provided. Check your proxy materials to see which options are available to you.

Sincerely yours,

/s/ CHARLES F. DOLAN
Charles F. Dolan
Chairman

May 8, 2002

  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CABLEVISION SYSTEMS CORPORATION

       TIME:

          10:00 a.m., Eastern Standard Time

       DATE:

          June 4, 2002

       PLACE:

         Cablevision Systems Corporation
         Corporate Headquarters
         1111 Stewart Avenue
         Bethpage, New York

       PURPOSE:

          - Elect directors

          - Ratify appointment of independent accountants

          - Conduct other business if properly raised

          Only stockholders of record on May 1, 2002 may vote at the meeting.

          YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY TELEPHONE, INTERNET OR MAIL.

        /s/ Robert S. Lemle

        Robert S. Lemle
        Vice Chairman,
        General Counsel and Secretary

        May 8, 2002

Proxy Statement 2002 -- Cablevision

              TABLE OF CONTENTS                 PAGE
----------------------------------------------------
General Information...........................     1
PROPOSAL 1 -- ELECTION OF DIRECTORS...........     2
  Director Compensation.......................     5
  Board Committees............................     5
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF
  INDEPENDENT ACCOUNTANTS.....................     6
Executive Compensation........................     7
  Compensation Committee Report...............     7
  Executive Compensation Tables...............    10
Audit Committee Report........................    12
Stock Performance Graphs......................    14
Our Executive Officers........................    20
Stock Ownership Table.........................    21
Other Matters.................................    30

                                             Proxy Statement 2002 -- Cablevision

GENERAL INFORMATION

VOTING RIGHTS

Holders of Cablevision NY Group common stock and Rainbow Media Group tracking stock, as recorded in our stock register on May 1, 2002, may vote at the meeting. On April 1, 2002, there were 133,306,451 shares of Cablevision NY Group Class A common stock, 42,145,986 shares of Cablevision NY Group Class B common stock, 74,389,475 shares of Rainbow Media Group Class A tracking stock and 21,072,993 shares of Rainbow Media Group Class B tracking stock outstanding. Each share of Cablevision NY Group Class A common stock has one vote per share. Each share of Cablevision NY Group Class B common stock has 10 votes per share. Each share of Rainbow Media Group Class A tracking stock has 1/2 of a vote per share. Each share of Rainbow Media Group Class B tracking stock has 5 votes per share. Holders of Cablevision NY Group Class A common stock and Rainbow Media Group Class A tracking stock vote together as a separate class to elect 25% of the Board of Directors and the holders of Cablevision NY Group Class B common stock and Rainbow Media Group Class B tracking stock vote together as a separate class to elect the remaining 75% of the Board of Directors. Our Chairman, Charles F. Dolan, and trusts for the benefit of members of his family, together own Cablevision NY Group and Rainbow Media Group Class B shares having the power to elect the eight Class B directors and to approve Proposal 2.

HOW TO VOTE

You may vote in person at the meeting or by proxy. You may vote by telephone, over the Internet or using a proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

The Company's Board of Directors is asking for your proxy. If you submit a proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of Proposal 2. The enclosed proxy materials contain instructions for telephone, Internet and mail voting. Whichever method you use, giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. Cablevision employees receive a separate card for any shares they hold in the Company's 401(k) Plan. And if you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

SOLICITATION

In addition to this mailing, Cablevision employees may solicit proxies personally, electronically or by telephone. Cablevision pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

REVOKING A PROXY

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Secretary in writing. Unless you decide to vote your shares in person, you should revoke your prior proxy card in the same way you initially submitted it, that is, by telephone, Internet or mail.

Proxy Statement 2002 -- Cablevision

CONFIDENTIAL VOTING

Independent inspectors count the votes. Your individual vote is kept confidential (including those delivered by telephone or Internet) from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

QUORUM

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

VOTES NEEDED

The candidates for election as Class A directors receiving the most votes from holders of Cablevision NY Group Class A common stock and Rainbow Media Group Class A tracking stock will be elected to fill the seats for Class A directors on the Board. The candidates for election as Class B directors receiving the most votes from holders of Cablevision NY Group Class B common stock and Rainbow Media Group Class B tracking stock will be elected to fill the seats for Class B directors on the Board. Approval of Proposal 2 requires the favorable vote of a majority of the votes cast. Abstentions and broker non-votes count for quorum purposes. They will not affect Proposal 1 or Proposal 2. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

THE COMPANY

Cablevision was organized in 1997. Until March 4, 1998, Cablevision was known as CSC Parent Corporation and was a subsidiary of CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation). On that date, we completed a reorganization in which CSC Holdings, Inc. merged into a subsidiary of Cablevision, and Cablevision became the parent holding company of CSC Holdings. In this reorganization, all common shares of CSC Holdings were converted into shares of Cablevision. When we refer to the Company in this proxy statement, we are referring to CSC Holdings, Inc. for periods prior to March 4, 1998, and to Cablevision for periods after that date. On March 29, 2001, the Company made a pro rata distribution of the Rainbow Media Group tracking stock to holders of Cablevision common stock, which was redesignated as Cablevision NY Group common stock.

PROPOSAL 1 (ITEM 1 ON PROXY CARD)

ELECTION OF DIRECTORS

The Board has nominated the director candidates named below. Of the twelve nominees for director, eight are to be elected by the Class B stockholders and four are to be elected by the Class A stockholders.

All Cablevision directors are elected for one-year terms.

Personal information on each of our nominees is given below. All our nominees currently serve as Cablevision directors.

Each current director was elected by the Stockholders at the last annual meeting.

The Board met nine times last year. On average, Cablevision's directors attended 97% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy authorizes us to vote for a replacement nominee if the Board names one.

                                             Proxy Statement 2002 -- Cablevision

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CANDIDATES:

DIRECTORS TO BE ELECTED BY CLASS A STOCKHOLDERS

- CHARLES D. FERRIS, 69, Director since 1985. Member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. since 1981. Chairman of the Federal Communications Commission from October 1977 until April 1981.
--------------------------------------------------------------------------------

- RICHARD H. HOCHMAN, 56, Director since 1986. Chairman of Regent Capital Management Corp. since April 1995. Managing Director of PaineWebber Incorporated from 1990 to April 1995. Mr. Hochman is also a director of Evercom, Inc. and R.A.B. Enterprises, Inc.
--------------------------------------------------------------------------------

- VICTOR ORISTANO, 85, Director since 1985. Founder and Chairman of Alda Limited Partners, a holding company which has built and operated cable television systems in Connecticut, Florida, New Jersey, Pennsylvania and England since 1966. Mr. Oristano was also the founder of the nation's largest holder of wireless TV frequencies, a company controlled by Alda.
--------------------------------------------------------------------------------

- VINCENT TESE, 59, Director since 1996. Director of the Bear Stearns Companies, Inc. since December 1994. Chairman of Wireless Cable International, Inc. since July 1995. Chairman of Cross Country Wireless from December 1994 to July 1995. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987, and as Director of Economic Development for New York State from 1987 to December 1994. Mr. Tese also serves on the Board of Directors of Allied Waste Industries, Inc., Bear Stearns & Co., Inc., Custodial Trust Co., Bowne and Company, Inc., Lynch Interactive, Mack-Cali Realty Corp., National Wireless Holdings, Inc. and Orion Power Holdings, Inc.

DIRECTORS TO BE ELECTED BY CLASS B STOCKHOLDERS

- CHARLES F. DOLAN, 75, Director since 1985. Chairman of the Company since 1985. Chief Executive Officer of the Company from 1985 to October 1995. Founded and acted as the General Partner of the Company's predecessor from 1973 until 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------

- JAMES L. DOLAN, 46, Director since 1991. President of the Company since June 1998 and Chief Executive Officer of the Company since October 1995. Chairman of Madison Square Garden, a subsidiary of the Company, since October 1999. Chief Executive Officer of Rainbow Programming Holdings, Inc., a subsidiary of the Company, from September 1992 to October 1995. Vice President of the Company from 1987 to September 1992. James L. Dolan is the son of Charles F. Dolan and the brother of Patrick F. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------

- WILLIAM J. BELL, 62, Director since 1985. Vice Chairman of the Company since 1985. Joined the Company's predecessor in 1979.
--------------------------------------------------------------------------------

Proxy Statement 2002 -- Cablevision

- ROBERT S. LEMLE, 49, Director since 1988. Vice Chairman, General Counsel and Secretary of the Company since February 2001. Vice Chairman of Madison Square Garden, a subsidiary of the Company, since October 1999. Executive Vice President, General Counsel and Secretary of the Company from February 1994 to February 2001. Senior Vice President, General Counsel and Secretary of the Company from 1986 to February 1994. Joined the Company's predecessor in 1982.
--------------------------------------------------------------------------------

- SHEILA A. MAHONY, 60, Director since 1988. Executive Vice President, Communications, Government and Public Affairs since April 1999. Senior Vice President, Communications and Public Affairs of the Company from June 1995 through April 1999. Vice President of Government Relations and Public Affairs of the Company and the Company's predecessor from 1980 to June 1995.
--------------------------------------------------------------------------------

- THOMAS C. DOLAN, 49, Director since 1998. Executive Vice President and Chief Information Officer of the Company since October 2001. Senior Vice President and Chief Information Officer of the Company from February 1996 through October 2001. Vice President and Chief Information Officer of the Company from July 1994 to February 1996. General Manager of the Company's East End Long Island cable system from November 1991 through July 1994. System Manager of the Company's East End Long Island cable system from August 1987 to October 1991. Thomas C. Dolan is the son of Charles F. Dolan and brother of Patrick F. Dolan and James L. Dolan.
--------------------------------------------------------------------------------

- PATRICK F. DOLAN, 50, Director since 1991. President of News 12 Networks of the Company since February 2002. Vice President of News from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of the Company, since December 1991. Patrick F. Dolan is the son of Charles F. Dolan and the brother of James L. Dolan and Thomas C. Dolan.
--------------------------------------------------------------------------------

- JOHN TATTA, 82, Director since 1985. Consultant to the Company since January 1992. President of the Company from 1985 through December 1991. Chief Operating Officer of the Company from 1985 to 1989 and of the Company's predecessor from 1973 through 1985. Executive Vice President and director of operations of Manhattan Cable Television during the 1960s and early 1970s.
--------------------------------------------------------------------------------

                                             Proxy Statement 2002 -- Cablevision

DIRECTOR COMPENSATION

Cablevision employees receive no extra pay for serving as directors. Non-employee directors receive a base fee of $30,000 per year; $1,000 per Board and committee meeting attended in person, and $500 per Board and committee meeting attended by telephone. Non-employee directors also receive $2,500 annually per committee membership and $5,000 annually per committee chairmanship.

We also pay a portion of director compensation in stock options. Each non-employee director receives options to purchase 30,000 shares of stock comprised of 15,000 shares of Cablevision NY Group common stock and 15,000 shares of Rainbow Media Group tracking stock when first elected to the Board and, if the director remains in office, options to purchase an additional 7,500 shares comprised of 3,750 shares of Cablevision NY Group common stock and 3,750 shares of Rainbow Media Group tracking stock each following year. The exercise price for these options is the closing price of the stock on the date prior to the grant, and they are all vested when granted.

BOARD COMMITTEES

The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board does not have a Nominating Committee.

THE AUDIT COMMITTEE is responsible for assisting the Board of Directors in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures, in its oversight of the Company's financial statements and the independent audit of those statements, and in its selection, evaluation and retention of outside auditors.

Committee members: Messrs. Oristano (Chairman), Hochman and Tese.

Meetings last year: five

THE COMPENSATION COMMITTEE represents the Board in discharging its responsibilities with respect to the Company's employee stock plans and, in doing so, administers such plans with regard to, among other things, the determination of eligibility of employees, the granting of stock, stock options and SARs and the termination of such plans. This committee also determines the appropriate levels of compensation, including salaries, bonuses, stock grants, stock options and SARs and retirement benefits for members of the Company's senior management, subject to the approval of the Board of Directors. A subcommittee of the Compensation Committee has exclusive authority and responsibility for, and with respect to, all annual bonus determinations for each named executive officer and any grants or awards under the Company's Employee Stock Plan or Long-Term Incentive Plan to any executive officer of the Company, and to the Company's other most senior employees.

Committee members: Messrs. Hochman (Chairman), Oristano and Tatta.

Meetings last year: two.

Subcommittee members: Messrs. Hochman and Oristano

Meetings last year: two.

THE EXECUTIVE COMMITTEE has broad power to act on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board.

Committee members: Messrs. James Dolan (Chairman), Bell, Lemle, Hochman and
Tatta.

Meetings last year: nine

Proxy Statement 2002 -- Cablevision

OTHER COMMITTEES

In addition to standing committees, the Board of Directors from time-to-time convenes a Special Committee, in accordance with the Company's By-laws, to consider any proposed investment in, or advance to, Charles Dolan, members of his family, trusts for the benefit of his family members, or companies (other than the Company) owned or controlled by any of them.

PROPOSAL 2 (ITEM 2 ON PROXY CARD)

RATIFICATION OF KPMG LLP AS INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has approved KPMG LLP ("KPMG") to audit our financial statements for 2002. We are asking that you ratify that appointment. A KPMG representative will be at the annual meeting to answer appropriate questions and to make a statement if he or she desires. This proposal requires the affirmative vote of the majority of the Class A and Class B shares, voting together as a single class.

THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

KPMG LLP INFORMATION

Fees related to services performed by KPMG in 2001 are as follows:

AUDIT FEES

The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, excluding audit related fees, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $3,201,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001 were $0.

ALL OTHER FEES

The aggregate fees billed by KPMG for audit related and other non-audit services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2001 were $5,174,000 of which $3,522,000 were for audit related services consisting primarily of services related to filings with the Securities and Exchange Commission and audits of certain subsidiaries, and $1,652,000 were for non-audit services consisting primarily of tax compliance and consultations.

                                             Proxy Statement 2002 -- Cablevision

EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has three members, Richard Hochman, Victor Oristano and John Tatta, none of whom are employees of the Company. John Tatta, the Company's former President, is a consultant to the Company. A subcommittee of the Compensation Committee (the "Senior Officer Compensation Subcommittee"), whose members are Messrs. Hochman and Oristano, has exclusive authority and responsibility for all annual bonus determinations for each named executive officer and any grants or awards under the Company's Employee Stock Plan and Long-Term Incentive Plan to the Company's executive officers and other most senior employees.

Our goal, as members of the Compensation Committee, is to develop executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company's businesses and maximizing stockholder value. We believe that a strong link should exist between executive compensation and management's ability to maximize stockholder value. We adhere to this belief by developing both short-term and long-term incentive compensation programs that provide competitive compensation and reflect Company performance.

COMPENSATION PHILOSOPHY

The four fundamental principles to which we adhere in discharging our responsibilities are as follows:

      - First, the majority of the annual and long-term compensation for the Company's senior executive officersshould be at risk, with actual compensation levels correlating with the Company's actual performance in certain key areas determined by the Committee.

      - Second, over time, incentive compensation of the Company's senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results.

      - Third, equity-based compensation and equity ownership requirements should be used on an increasing basis so as to provide executive officers with clear and direct links to the stockholders' interests.

      - Fourth, the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company's ability to attract, retain, motivate and reward the talented executives who are essential to the Company's continuing success. Total compensation, rather than individual compensation elements, is the focus of our intent to provide competitive compensation opportunities.

We believe that continued revenue growth as well as continued improvements in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, return on investment and success of strategic alliances and business acquisitions and combinations.

We meet with an outside compensation consultant at least annually to evaluate how well the Company's executive compensation

Proxy Statement 2002 -- Cablevision

program adheres to this philosophy and to evaluate the level and mix of salary, annual bonuses and long-term incentives.

COMPENSATION ELEMENTS

Our compensation program for executives consists of four principal elements, each of which is vitally important in meeting the Company's need to attract, retain, motivate and reward highly-qualified executives.

The four principal compensation elements are:

BASE SALARIES

Base salaries for executives are set at levels which are intended to reflect the competitive marketplace for companies that are of comparable size and complexity and would be considered our competitors in attracting and retaining quality executives. We review the salaries of the named officers based on our assessment of each executive's experience and performance and a comparison to salaries of peers in other companies. The employment agreements for Messrs. Charles Dolan, James Dolan, Bell and Lemle set minimum salary levels.

ANNUAL INCENTIVES

Annual incentive awards have been made to selected executives pursuant to the Management Performance Incentive Plan (MPIP) and the Executive Performance Incentive Plan (EPIP) on the basis of the performance of the Company, the business unit and the individual, relative to budget in such areas as revenue, cash flow, operating income, operating margin, customer satisfaction and the like. We intend to continue providing annual incentives in concert with other compensation elements in order to maintain a competitive total compensation program for executives. We review and approve all performance measures and goals established under the MPIP and all annual incentive payments to executives covered under the MPIP. The Senior Officer Compensation Subcommittee reviews and approves all performance measures and goals established under the EPIP and all annual incentive payments to executives covered under the EPIP. The bonuses to Messrs. William Bell, Robert Lemle and Andrew Rosengard for 2001 were awarded on the basis of the Company's performance relative to its goals and objectives for the year.

LONG-TERM INCENTIVES

We have granted stock options, restricted stock and stock appreciation rights to executives under the Employee Stock Plan and earlier plans. In addition, we have granted Performance Awards to selected executives under the Long-Term Incentive Plan (LTIP). Under the LTIP, the Company makes contingent cash performance awards to selected executives to be earned on the basis of long-term performance relative to pre-established goals. Certain senior executives have also received performance retention awards under the LTIP, which awards provide that the executive may request a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan is secured by a lien in favor of the Company on real property owned by the executive. Stock options and other long-term incentives are intended both to join the interests of executives with the interests of stockholders by facilitating the ownership of stock, and by providing competitive long-term incentive opportunities to executives. Among the performance measures that we may use to govern the earnout of contingent performance awards are earnings per share, total return to stockholders, return on investment, operating income or net income, consolidated gross revenue, costs, results relative to budget, cash flow, cash flow margin, and

                                             Proxy Statement 2002 -- Cablevision

growth in the Company's private market value. Charles F. Dolan does not participate in the Employee Stock Plan or the LTIP.

BENEFITS

Benefits offered to executives serve a different purpose than do other elements of the total compensation program. In general, they provide for retirement income and serve as a safety net against problems which can arise from illness, disability or death. Benefits offered to senior executive officers are basically those offered to other employees of the Company.

EVALUATION PROCEDURE

In determining matters regarding executive officer compensation (other than the President and Chief Executive Officer), we review with the Chairman, the President and Chief Executive Officer, the Vice Chairmen, the Executive Vice Presidents and the independent compensation consultant the respective areas of authority and responsibility of the various executive officers and the performance and contribution of each to the efforts of the Company in meeting its goals.

Our independent compensation consultant has confirmed that compensation paid in 2001 to the named officers is consistent with the Company's compensation philosophy and objectives.

CEO COMPENSATION

Decisions regarding the compensation of the President and Chief Executive Officer, James L. Dolan, are the responsibility of the Senior Officer Compensation Subcommittee of the Compensation Committee. James L. Dolan's base salary for 2001 was $1,600,000. Although the Company's performance relative to its goals and objectives for 2001 warranted a bonus, after consultation with senior management and the Subcommittee's compensation consultant, the Subcommittee elected not to award any cash bonus for 2001 to Mr. Dolan. In evaluating and determining Mr. Dolan's compensation, the Subcommittee and its compensation consultant compared the Company's compensation practices and levels to those of other companies involved in similar businesses, including, but not limited to, the companies included in the Peer Group Indexes contained in the Stock Price Performance Graphs. Based on this review, the Subcommittee determined that the compensation paid to Mr. Dolan for 2001 was appropriate.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION

Beginning in 1994, the Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is "qualified performance-based compensation". Our policy is to design the short-term and long-term incentive compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) of the Code and to be consistent with providing appropriate compensation to executives. Although it is the Company's intent to qualify compensation for the exemption from the deduction limitations, the Company's compensation practices have been, and will continue to be, designed to serve the best interests of the stockholders regardless of whether specific compensation qualifies for the exemption.

                     Members of the Compensation Committee

                 Richard H. Hochman Victor Oristano John Tatta

Proxy Statement 2002 -- Cablevision

EXECUTIVE COMPENSATION TABLES

These tables show the compensation of the Company's Chief Executive Officer and the four other most highly paid executives. The stock option information in the tables includes options for Cablevision NY Group Class A common stock and Rainbow Media Group Class A tracking stock outstanding as of December 31, 2001 and gives effect to adjustments to those options as a result of the distribution of Rainbow Media Group Class A tracking stock on March 29, 2001. See the Compensation Committee report beginning on page 7 for an explanation of our compensation philosophy.

SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------
                                                                             Long Term
                                                Annual Compensation     Compensation Awards
                                               ---------------------------------------------
                                                                       Securities Underlying         All Other
Name/ Principal Position                Year   Salary($)   Bonus($)       Options/SARs(#)        Compensation($)(1)
-------------------------------------------------------------------------------------------------------------------
Charles F. Dolan                        2001   1,600,000           0                 0                 742,241
  Chairman & Director                   2000     950,000   2,000,000                 0                 345,743
                                        1999     900,000   2,000,000                 0                 388,721
....................................................................................................................
James L. Dolan                          2001   1,600,000           0                 0               5,508,288
  President, Chief Executive            2000     975,000   2,000,000                 0                 190,201
  Officer & Director                    1999     950,000   2,000,000                 0               4,463,681
....................................................................................................................
William J. Bell                         2001   1,000,000   1,875,000                 0               3,158,701
  Vice Chairman & Director              2000     840,000   1,500,000                 0                 133,244
                                        1999     770,000   1,400,000                 0               2,263,128
....................................................................................................................
Robert S. Lemle                         2001   1,000,000   1,875,000                 0               2,417,934
  Vice Chairman, General Counsel,       2000     725,000   1,200,000           195,000(2)               70,168
  Secretary & Director                  1999     625,000     875,000                 0               1,825,380
....................................................................................................................
Andrew B. Rosengard                     2001     900,000   1,250,000                 0               1,536,559
  Executive Vice President, Finance     2000     675,000   1,000,000                 0               1,364,346
                                        1999     575,000     900,000                 0                 181,565

(1) For 2001, represents the sum of (i) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company's Cash Balance Pension Plan (the "Pension Plan"), Mr. Charles Dolan $15,300, Mr. James Dolan $10,200, Mr. Bell $15,300, Mr. Lemle $10,200 and
    Mr. Rosengard $8,500, (ii) for each individual, the following amounts contributed by the Company on behalf of such individual under the Company's Excess Cash Balance Pension Plan, Mr. Charles Dolan $128,700, Mr. James Dolan $85,800, Mr. Bell $74,700, Mr. Lemle $49,800 and Mr. Rosengard $36,067, (iii) for each individual, $35,000 credited to such individual (other than Mr. James Dolan and Mr. Rosengard) on the books of the Company pursuant to the defined contribution portion of the Company's Supplemental Benefit Plan (the "Supplemental Plan"), (iv) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company's 401(k) Plan: Mr. Charles Dolan $2,100, Mr. James Dolan $4,250, Mr. Bell $5,100, Mr. Lemle $4,646 and Mr.
    Rosengard $5,100, (v) for each individual, the following amounts contributed by the Company on behalf of such individual as a matching contribution under the Company's Excess Savings Plan: Mr. Charles Dolan $45,900, Mr. Bell $24,900 and Mr. Rosengard $21,640, (vi) for each individual, the following amounts paid as a premium on individual life insurance policies purchased by the Company for the executive officer to replace coverage under the integrated policy previously provided by the Company: Mr. Charles Dolan $130,276, Mr. James Dolan $37,705, Mr. Bell $82,037, Mr. Lemle $20,268 and
    Mr. Rosengard $9,305, (vii) for Mr. Charles Dolan, Mr. James Dolan, and Mr.
    Lemle: $384,965, $210,493 and $4,758, respectively, representing the value of personal use of the Company's aircraft, determined in accordance with the Standard Industry Fare Level as promulgated by the Internal Revenue Service,
    (viii) for Mr. James Dolan, Mr. Bell, Mr. Lemle and Mr. Rosengard, $5,159,840, $2,866,578, $2,293,262 and $1,146,631, respectively, representing the payout of
 10

                                             Proxy Statement 2002 -- Cablevision

    Long-Term Incentive Plan awards, (ix) for each of Mr. Bell and Mr. Rosengard, $55,086 of imputed interest on the interest free loans they received, which loans are secured by real property owned and personally used by each of the executives, for the $3,000,000 awards they were granted in 2000 under the Long-Term Incentive Plan and (x) in the case of Mr. Rosengard, amounts allocated in respect of a deferred compensation plan, including an initial amount of $500,000 in 1997 plus an annual amount equal to 20% of base salary, together with attributable interest thereon, aggregating $165,060, $196,583 and $254,230 in 1999, 2000 and 2001,
    respectively.

(2) Includes options for 65,000 shares and SARs for 65,000 shares of Cablevision NY Group Class A common stock, respectively, and options for 32,500 shares and SARs for 32,500 shares of Rainbow Media Group Class A tracking stock, respectively, after giving affect to the adjustments to those options and SARs as a result of the distribution of Rainbow Media Group Class A tracking stock as of March 29, 2001.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Value of
                                                                         Number of Securities         Unexercised In-the-Money
                                                                        Underlying Unexercised            Options/SARs at
                                        Shares                       Options/SARs at 12/31/01(#)            12/31/01($)
                          Class A     Acquired on        Value       -----------------------------------------------------------
Name                      Shares    Exercise(#)(1)    Realized($)    Exercisable    Unexercisable   Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Charles F. Dolan                             --               --            --              --               --             --
.................................................................................................................................
James L. Dolan             CNYG              --               --       466,000          80,000        9,439,388             --
.................................................................................................................................
                            RMG              --               --       233,000          40,000        3,273,719        188,653
.................................................................................................................................
William J. Bell            CNYG              --               --       133,333          66,667               --             --
.................................................................................................................................
                            RMG              --               --        66,666          33,334          314,418        157,214
.................................................................................................................................
Robert S. Lemle            CNYG         127,600        9,857,104       270,934         136,666        5,280,048             --
.................................................................................................................................
                            RMG              --               --       135,468          68,332        1,720,354        204,413
.................................................................................................................................
Andrew B. Rosengard        CNYG              --               --       100,000          50,000               --             --
.................................................................................................................................
                            RMG              --               --        50,000          25,000          235,816        117,908

(1) Exercise of stock options and SARs granted under the Company's Employee Stock Plan.

DEFINED BENEFIT PENSION PLAN

The Company's Nonqualified Supplemental Benefit Plan provides actuarially-determined pension benefits, among other types of benefits, for nine employees of the Company or its subsidiaries who were previously employed by CSSC, L.L.C. successor to Cablevision Systems Services Corporation ("CSSC"). CSSC, which is wholly owned by Charles Dolan and Helen Dolan, provided management services to Cablevision Company (the Company's predecessor) and to certain affiliates of the Company. The Supplemental Plan is designed to provide these employees, in combination with certain qualified benefit plans maintained by the Company and certain qualified retirement plans formerly maintained by CSSC, with the same retirement benefit formulae they would have enjoyed had they remained employees of CSSC and continued to participate in the former CSSC qualified plans. The Supplemental Plan provides that the Company may set aside assets for the purpose of paying benefits under the Supplemental

Proxy Statement 2002 -- Cablevision

Plan, but that any such assets remain subject to the claims of creditors of the Company.

The defined benefit feature of the Supplemental Plan provides that, upon attaining normal retirement age (the later of age 65 or the completion of five years of service), a participant will receive an annual benefit equal to the lesser of 75% of his or her average compensation (not including bonuses and overtime) for his or her three most highly compensated years and the maximum benefit permitted by the Code (the maximum in 2001 is $140,000 for employees who retire at age 65), reduced by the amount of any benefits paid to such individual pursuant to the qualified defined benefit plan formerly maintained by CSSC. This benefit will be reduced proportionately if the participant retires or otherwise terminates employment before reaching normal retirement age.

The following sets forth the estimated annual benefits payable upon normal retirement under the defined benefit portion of the Supplemental Plan (reduced by any retirement benefits paid in connection with the termination of the CSSC Defined Benefit Pension Plan) to the following persons: Mr. Charles Dolan, $278,572; Mr. James Dolan, $0; Mr. Bell, $125,734; Mr. Lemle, $125,026 and Mr.
Rosengard, $0.

REPORT OF AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropri-

                                             Proxy Statement 2002 -- Cablevision

ate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not provide an independent basis to assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

                         Members of the Audit Committee

        Richard H. Hochman         Victor Oristano         Vincent Tese

Proxy Statement 2002 -- Cablevision

CABLEVISION NY GROUP STOCK
PERFORMANCE GRAPH

The chart below compares the performance of the Company's Cablevision NY Group Class A common stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Cablevision NY Group Class A common stock prices from December 31, 1996 through December 31, 2001. The chart has been adjusted for the distribution of the Rainbow Media Group Class A tracking stock on March 29, 2001. As required by the Securities and Exchange Commission ("SEC"), the values shown assume the reinvestment of all dividends. Because no published index of comparable media companies currently reports values on a dividends-reinvested basis, the Company has created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group
Index: Adelphia Communications Corporation, Charter Communications, Inc., Comcast Corporation, Cox Communications, Inc., Insight Communications Inc. and Mediacom Communications Corp. The chart assumes $100 was invested on December 31, 1996 in each of the Company's Cablevision NY Group Class A common stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN
                           FOR CABLEVISION NY GROUP,
                       RUSSELL 3000 INDEX AND PEER GROUP

                               [COMPARISON GRAPH]

Cablevision NY Group
Class A common stock     100       313       655       986      1,109      731
Russell 3000 Index       100       129       158       189        173      151
Peer Group               100       177       321       521        448      381

                                             Proxy Statement 2002 -- Cablevision

RAINBOW MEDIA GROUP STOCK
PERFORMANCE GRAPH

The chart below compares the performance of the Company's Rainbow Media Group Class A tracking stock with the performance of the Russell 3000 Index and a Peer Group Index by measuring the changes in Rainbow Media Group Class A tracking stock prices for the period from March 30, 2001 (the date Rainbow Media Group Class A tracking stock commenced trading on the New York Stock Exchange) through December 31, 2001. The Peer Group Index is made up of companies that engage in cable programming operations as a significant element of their business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which the Company is engaged and some of the companies included in the Peer Group Index also engage in lines of business in which the Company does not participate. Additionally, the market capitalizations of many of the companies included in the Peer Group are quite different from that of the Company. The common stocks of the following companies have been included in the Peer Group Index: Viacom, Inc., Fox Entertainment Group, Inc., Liberty Media Corporation, The E.W. Scripps Company and The Walt Disney Company. The chart assumes $100 was invested on March 30, 2001 in each of the Company's Rainbow Media Group Class A tracking stock, the Russell 3000 Index and the Peer Group Index and reflects reinvestment of dividends on a quarterly basis and market capitalization weighting.

                    2001 CUMULATIVE TOTAL STOCKHOLDER RETURN
                            FOR RAINBOW MEDIA GROUP,
                       RUSSELL 3000 INDEX AND PEER GROUP

                               [COMPARISON GRAPH]

Rainbow Media Group
Class A tracking
stock                    100        81        93        99        99       92        78        82        80         95
Russell 3000 Index       100       108       109       107       105       99        90        92        99        101
Peer Group               100       113       122       114       107       97        77        78        90        102

Proxy Statement 2002 -- Cablevision

EMPLOYMENT CONTRACTS AND SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Charles Dolan has an employment agreement with the Company, which expired in January 2002, and was automatically renewed until January 2003. The employment agreement will automatically renew for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for annual compensation of not less than $400,000 per year to Mr. Dolan. The agreement also provides for payment to Mr. Dolan's estate in the event of his death during the term of such agreement, of an amount equal to the greater of one year's base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of such agreement.

Under the applicable award agreements, the vesting of the bonus award shares, stock options and SARs granted to employees, including Messrs. James Dolan, Bell and Lemle, under the Company's Employee Stock Plan and its predecessor plans, may be accelerated, in certain circumstances, upon a "change of control" of the Company. A "change of control" is defined as the acquisition by any person or group, other than Charles Dolan or members of his immediate family (or trusts for the benefit of Charles Dolan or his immediate family) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all of the cable television systems then owned by the Company in the New York City metropolitan area, or (2) after any fiscal year of the Company in which the Company's cable television systems in the New York City metropolitan area contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all of its assets. Upon such a change in control, the bonus award shares, stock options and SARs may be converted into either a right to receive an amount of cash based upon the highest price per share of Common Stock paid in the transaction resulting in the change of control, or into a corresponding award with equivalent profit potential in the surviving entity, at the election of the Compensation Committee.

The Company adopted as of May 1, 1994, a severance pay plan pursuant to which an employee whose employment is involuntarily terminated (other than for cause) or who resigns with the approval of the Company, may receive a benefit in an amount determined by the Company.

In March 1998, the Company entered into employment agreements with each of Messrs. Bell and Lemle, which agreements replaced previous employment agreements. The agreements are each for a three year term that automatically extends for an additional one year period on January 1, 1999, 2000 and 2001, respectively, unless the Company or the executive notifies the other of its election not to extend by the preceding October 31. The agreements currently expire on December 31, 2003. In January 1999, the Company entered into an employment agreement with James Dolan. This agreement is for a three year term that automatically extends for an additional one year period on January 1, 2000 and 2001, respectively, unless the Company or Mr. Dolan notifies the other of an election not to extend by the preceding October 31. The agreement currently expires on December 31, 2003. Under their respective agreements, these executives are to receive annual salaries of not less than $950,000 in the case of Mr. James Dolan, $700,000, in the case of Mr. Bell and $525,000 in the case of Mr. Lemle. Each agreement also

                                             Proxy Statement 2002 -- Cablevision

provides that in the event that the executive leaves the Company involuntarily (other than for cause), following a change of control (as defined above), or because such executive's compensation, title or responsibilities are reduced without his consent, such executive shall be entitled to receive (1) a severance payment of not less than the salary due for the remainder of the employment agreement or one year's annual salary (or three times the sum of his annual salary plus his prior year's annual bonus in the event of a change of control), whichever is greater, (2) an annual bonus of not less than 100% of annual salary for Messrs. James Dolan and Bell and 65% of annual salary for Mr. Lemle, pro rated for the months worked during such year, (3) the right to receive payment of all bonus shares and deferred compensation awards, and to exercise all stock option and conjunctive right awards for the remainder of the term of the agreement, or a period of 180 days, if greater, whether or not such awards are due or exercisable at the time, (4) the right to receive payment of all outstanding long-term performance awards, at such time, if any, as such awards shall be earned (as if such employee remained in the continuous employ of the Company through the payment date), (5) three years payment of life insurance premiums and (6) the right to participate in the Company's health plan for retired executives.

In February 1996, the Compensation Committee adopted the Cablevision Systems Corporation Supplemental Life Insurance Premium Payment Plan (the "Supplemental Life Insurance Premium Payment Plan"). Under the Supplemental Life Insurance Premium Payment Plan, at all times following a change of control (as detailed above) the Company would pay on behalf of certain executive officers of the Company, including Messrs. James Dolan, Bell and Lemle, all premiums on life insurance policies purchased by the Company for such executive officers, up to the aggregate amount of additional premiums, if any, necessary to fund fully the face amount of such executive officer's policy as in effect immediately prior to the change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As disclosed above, the Compensation Committee of the Board of Directors is comprised of Messrs. Oristano, Tatta and Hochman. (See "Report of Compensation Committee.") Mr. Tatta, the former President of CSC Holdings, is currently a consultant to the Company. Mr. Oristano and Mr. Hochman are not employees of the Company.

The Company has made investments in and advances to certain affiliates of which Mr. Dolan or Dolan family interests had or have ownership interests.

The Company holds a 49.9% voting interest and certain preferential distribution rights in Northcoast Communications, a wireless personal communications services ("PCS") provider that holds licenses to provide service in certain markets including Cleveland, New York City and Boston. Northcoast Communications commenced commercial service in Cleveland in April 2001. Northcoast Communications' operations are not consolidated with the Company. At December 31, 2001, Northcoast Communications' total outstanding debt was $131.0 million which consisted primarily of $68.8 million in notes payable to the FCC for the acquisition of PCS licenses acquired during 1997 and $62.0 million in vendor financing outstanding under a $75 million facility obtained in connection with its launch of commercial service in Cleveland. CSC Holdings has guaranteed the payment of the FCC indebtedness of the Northcoast Communications subsidiary that holds the Cleveland PCS

Proxy Statement 2002 -- Cablevision

license, which had an outstanding balance of $3.2 million as of December 31, 2001. As of December 31, 2001, the Company had invested $152.8 million in Northcoast Communications (either directly or through loans to Northcoast PCS, LLC, the other member in Northcoast Communications). Accrued interest on loans to Northcoast PCS, LLC amounted to approximately $17.6 million at December 31, 2001. The Company also provides certain management services to Northcoast Communications, subject to the direction and control of Northcoast Communications, for which it receives an annual fee plus reimbursement of costs and expenses. For the year ended December 31, 2001, the Company recorded management fees of $13.6 million which were unpaid as of March 25, 2002. Northcoast Communications is controlled by John Dolan, a nephew of Charles F. Dolan and a cousin of James L. Dolan, the Company's Chairman and Chief Executive Officer, respectively.

The Company subleases an aircraft to an entity owned by Charles Dolan. The sublease provides that the Dolan entity is responsible for all costs of ownership and operation of the aircraft through April 15, 2003, subject to extension, at which time the Dolan entity may elect to have the aircraft purchased by the Company for the benefit of the Dolan entity and the Dolan entity would reimburse the Company for the purchase price. The operation of the aircraft is managed by the Company for the Dolan entity for an annual management fee and reimbursement of certain costs and expenses.

The Company subleases a helicopter from an entity owned by Patrick Dolan for use by the Company's News 12 Networks. The Company paid that entity $182,800 in 2001 for use of the helicopter.

Certain cable television programming content is produced for a subsidiary of the Company by a production company which is owned by members of the Dolan family, including Charles Dolan and James Dolan. The Company paid the production company approximately $1.7 million in 2001 for its services.

From time to time, certain services, including employee services, of the Company are made available to members of the Dolan family and to entities owned by members of the Dolan family. The Company receives reimbursement for the costs of these services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH OTHER DIRECTORS

Charles D. Ferris, a director and a nominee for director, is a partner in the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., which provides legal services to the Company, and certain of its subsidiaries.

Vincent Tese, a director and a nominee for director, is a director of The Bear Stearns Companies, Inc. Bear Stearns has performed investment and commercial banking services for the Company.

CONFLICTS OF INTEREST

Charles Dolan and certain other principal officers of the Company and various affiliates of the Company are subject to certain conflicts of interest. These conflicts include, but are not limited to, the following:

Business Opportunities.   Charles Dolan may from time to time be presented with
business opportunities, which would be suitable for the Company and affiliates of the Company in which Mr. Dolan and his family have varying interests. Mr. Dolan has agreed that he will own and operate cable television systems only through the Company, except for cable television systems, which the company elects not to acquire under its
 18

                                             Proxy Statement 2002 -- Cablevision

right of first refusal. Mr. Dolan will offer to the Company the opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to him or his family interests. If a majority of the members of the Board of Directors, who are not employees of the Company or any of its affiliates (the "Independent Directors") rejects such offer, Mr. Dolan or such family interests may acquire or invest in such cable television system or franchise therefor or interest therein individually or with others on terms no more favorable to Mr. Dolan than those offered to the Company. Mr. Dolan's interests in companies other than the Company, may conflict with his interest in the Company.

Except for the limitations on the ownership and operation of cable television systems as described above, Mr. Dolan is not subject to any contractual limitations with respect to his other business activities and may engage in programming and other businesses related to cable television. A significant portion of Mr. Dolan's time may be spent, from time to time, in the management of such affiliates. Mr. Dolan will devote as much of his time to the business of the Company as is reasonably required to fulfill the duties of his office. During 2001, substantially all of Mr. Dolan's professional time was devoted to the business of the Company.

In the event that Charles Dolan or any Dolan family interest decides to offer (other than to any Dolan family interest or an entity affiliated with Mr. Dolan) for sale for his, her or its account any of his, her or its ownership interest in any cable television system or franchise therefor, he, she or it will (subject to the rights of third parties existing at such time) offer such interest to the Company. Mr. Dolan or such Dolan family interest may elect to require that, if the Company accepts such offer, up to one-half of the consideration for such interest would consist of shares of Class B Common Stock, which shares will be valued at the prevailing market price of the Class A Common Stock and the remainder would consist of shares of Class A Common Stock and/or cash. If a majority of the Independent Directors rejects such offer, Mr. Dolan or such Dolan family interest may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

The Company's by-laws provide that the Company shall make any investment in or advance, other than any investment or advance that constitutes compensation for services rendered to the Company, to Charles Dolan and affiliates of Charles Dolan (as defined therein) only if such investment or advance is approved by a Special Committee of the Board of Directors comprised of non-employee directors.

Proxy Statement 2002 -- Cablevision

OUR EXECUTIVE OFFICERS

Our executive officers are:

Charles F. Dolan........................  Chairman
James L. Dolan..........................  Chief Executive Officer and President
William J. Bell.........................  Vice Chairman
Robert S. Lemle.........................  Vice Chairman, General Counsel and
                                          Secretary
Andrew B. Rosengard.....................  Executive Vice President, Finance
Sheila A. Mahony........................  Executive Vice President,
                                          Communications, Government and Public
                                          Affairs
Margaret Albergo........................  Executive Vice President, Planning and
                                          Operations
Thomas C. Dolan.........................  Executive Vice President and Chief
                                          Information Officer

Biographies of Messrs. Charles Dolan, James Dolan, Thomas Dolan, Bell, Lemle and Ms. Mahony are on pages 3 and 4 of this proxy statement. Biographies for Mr. Rosengard and Ms. Albergo are below.

- ANDREW B. ROSENGARD, 44, Executive Vice President, Finance since June 2001, Executive Vice President, Finance and Controller of the Company from April 1999 to June 2001. Executive Vice President, Financial Planning and Controller of the Company from November 1997 to April 1999. Senior Vice President and Controller of the Company from February 1996 to November 1997. Senior Vice President, Finance for Rainbow Programming Holdings, Inc., a subsidiary of the Company, from 1990 to February 1996.

- MARGARET ALBERGO, 48, Executive Vice President, Planning and Operations since April 1999. Senior Vice President, Planning and Performance of the Company from October 1996 to April 1999. Senior Vice President, Operations of Rainbow Programming Holdings, Inc., a subsidiary of the Company from August 1995 to October 1996. Vice President, Corporate Development of Rainbow Programming Holdings, Inc. from 1993 to August 1995. Director of Operations and Administration of News 12 Long Island from 1991 to 1993.

                                             Proxy Statement 2002 -- Cablevision

STOCK OWNERSHIP TABLE

This table shows the number and percentage of shares of Cablevision NY Group Class A common stock ("CNYG Class A Stock"), Cablevision NY Group Class B common stock ("CNYG Class B Stock"), Rainbow Media Group Class A tracking stock ("RMG Class A Stock") and Rainbow Media Group Class B tracking stock ("RMG Class B Stock") owned of record and beneficially as of April 1, 2002 by each director and each executive officer of the Company named in the summary compensation table.

The table also shows the name, address and the number and percentage of shares owned by persons beneficially owning more than five (5%) percent of any class.

                                                                                               Combined
                                                                                             Voting Power
                                                                                            of all Classes
                                                                    Beneficial                 of Stock
                                                    Title of        Ownership    Percent     Beneficially
Name and Address                                Stock Class (1)       (1)(2)     of Class    Owned(1)(2)
----------------------------------------------------------------------------------------------------------
Charles F. Dolan(3)(4)(5)                      CNYG Class A Stock      784,187        *          41.1%
1111 Stewart Avenue                            CNYG Class B Stock   22,853,274     54.2%
Bethpage, NY 11714                             RMG Class A Stock       393,799        *
                                               RMG Class B Stock    11,426,637     54.2%
...........................................................................................................
Helen A. Dolan(3)(4)(5)                        CNYG Class A Stock      771,930        *           6.8%
1111 Stewart Avenue                            CNYG Class B Stock    3,726,312      8.8%
Bethpage, NY 11714                             RMG Class A Stock       387,276        *
                                               RMG Class B Stock     1,863,156      8.8%
...........................................................................................................
Charles F. Dolan 2001 Family Trust(5)          CNYG Class A Stock           --        *           6.7%
340 Crossways Park Drive                       CNYG Class B Stock    3,726,312      8.8%
Woodbury, NY 11797                             RMG Class A Stock            --       --
                                               RMG Class B Stock     1,863,156      8.8%
...........................................................................................................
Gabelli Asset Management, Inc.(6)              CNYG Class A Stock   10,408,000      7.8%          1.9%
GAMCO Investors, Inc.(6)                       CNYG Class B Stock           --       --
One Corporate Center                           RMG Class A Stock     6,254,919      8.4%
Rye, NY 10580                                  RMG Class B Stock            --       --
...........................................................................................................
AT&T Corp.(7)                                  CNYG Class A Stock   29,790,887     22.3%          5.0%
32 Avenue of the Americas                      CNYG Class B Stock           --       --
New York, NY 10013                             RMG Class A Stock     9,791,336     13.2%
                                               RMG Class B Stock            --       --
...........................................................................................................
National Broadcasting Company, Inc.(8)         CNYG Class A Stock           --       --             *
NBC-Rainbow Holding, Inc.(8)                   CNYG Class B Stock           --       --
30 Rockefeller Plaza                           RMG Class A Stock     7,674,940     10.3%
New York, NY 10112                             RMG Class B Stock            --       --
...........................................................................................................

Proxy Statement 2002 -- Cablevision

                                                                                               Combined
                                                                                             Voting Power
                                                                                            of all Classes
                                                                    Beneficial                 of Stock
                                                    Title of        Ownership    Percent     Beneficially
Name and Address                                Stock Class (1)       (1)(2)     of Class    Owned(1)(2)
----------------------------------------------------------------------------------------------------------
Capital Group International, Inc.(9)           CNYG Class A Stock   12,310,980      9.2%          2.3%
Capital Guardian Trust Company(9)              CNYG Class B Stock           --       --
11100 Santa Monica Blvd                        RMG Class A Stock     7,941,080     10.7%
Los Angeles, CA 90025                          RMG Class B Stock            --       --
...........................................................................................................
Janus Capital Corporation(10)                  CNYG Class A Stock   10,069,024      7.6%          2.0%
Thomas H Bailey(10)                            CNYG Class B Stock           --       --
Janus Mercury Fund(10)                         RMG Class A Stock     8,077,174     10.9%
100 Fillmore Street                            RMG Class B Stock            --       --
Denver, CO 80206-4923
...........................................................................................................
Citigroup Inc.(11)                             CNYG Class A Stock   12,613,051      9.5%          1.8%
399 Park Avenue                                CNYG Class B Stock           --       --
New York, NY 10043                             RMG Class A Stock            --       --
Salomon Smith Barney Holdings, Inc.(11)        RMG Class B Stock            --       --
388 Greenwich Street
New York, NY 10013
...........................................................................................................
James L. Dolan(14)(16)(24)                     CNYG Class A Stock      470,100        *           2.5%
                                               CNYG Class B Stock    1,326,464      3.1%
                                               RMG Class A Stock       235,050        *
                                               RMG Class B Stock       663,232      3.1%
...........................................................................................................
William J. Bell(14)                            CNYG Class A Stock      184,528        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        92,263        *
                                               RMG Class B Stock            --       --
...........................................................................................................
Robert S. Lemle(12)(14)                        CNYG Class A Stock      895,817        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock       447,909        *
                                               RMG Class B Stock            --       --
...........................................................................................................
Andrew B. Rosengard(14)                        CNYG Class A Stock      110,349        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        55,127        *
                                               RMG Class B Stock            --       --
...........................................................................................................
Sheila A. Mahony(14)                           CNYG Class A Stock       65,585        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        32,792        *
                                               RMG Class B Stock            --       --
...........................................................................................................

                                             Proxy Statement 2002 -- Cablevision

                                                                                               Combined
                                                                                             Voting Power
                                                                                            of all Classes
                                                                    Beneficial                 of Stock
                                                    Title of        Ownership    Percent     Beneficially
Name and Address                                Stock Class (1)       (1)(2)     of Class    Owned(1)(2)
----------------------------------------------------------------------------------------------------------
Thomas C. Dolan(14)(18)(23)                    CNYG Class A Stock      116,533        *           2.2%
                                               CNYG Class B Stock    1,212,464      2.9%
                                               RMG Class A Stock        58,266        *
                                               RMG Class B Stock       606,232      2.9%
...........................................................................................................
Patrick F. Dolan(14)(17)(22)                   CNYG Class A Stock      120,966        *           2.2%
                                               CNYG Class B Stock    1,215,140      2.9%
                                               RMG Class A Stock        60,532        *
                                               RMG Class B Stock       607,570      2.9%
...........................................................................................................
John Tatta(13)(15)                             CNYG Class A Stock       76,150        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        39,950        *
                                               RMG Class B Stock            --       --
...........................................................................................................
Charles D. Ferris(15)                          CNYG Class A Stock       53,750        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        28,750        *
                                               RMG Class B Stock            --       --
...........................................................................................................
Richard H. Hochman(15)                         CNYG Class A Stock       58,126        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        30,938        *
                                               RMG Class B Stock            --       --
...........................................................................................................
Victor Oristano(15)                            CNYG Class A Stock       19,750        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        11,750        *
                                               RMG Class B Stock            --       --
...........................................................................................................
Vincent Tese(15)                               CNYG Class A Stock       27,750        *             *
                                               CNYG Class B Stock           --       --
                                               RMG Class A Stock        15,750        *
                                               RMG Class B Stock            --       --
...........................................................................................................
All executive officers and directors as a
group                                          CNYG Class A Stock    3,157,564      2.4%         48.3%
(14 persons)(3)(4)(5)(12)(13)(14)
  (15)(16)(17)(18)                             CNYG Class B Stock   26,607,342     63.1%
(22)(23)(24)                                   RMG Class A Stock     1,579,943      2.1%
                                               RMG Class B Stock    13,303,671     63.1%
...........................................................................................................

Proxy Statement 2002 -- Cablevision

                                                                                               Combined
                                                                                             Voting Power
                                                                                            of all Classes
                                                                    Beneficial                 of Stock
                                                    Title of        Ownership    Percent     Beneficially
Name and Address                                Stock Class (1)       (1)(2)     of Class    Owned(1)(2)
----------------------------------------------------------------------------------------------------------
Paul J.
  Dolan(19)(24)(25)(26)(27)(28)(30)(32)        CNYG Class A Stock       89,000        *          14.1%
100 Corporate Place, Suite 150                 CNYG Class B Stock    7,853,032     18.6%
Chardon, OH 44024                              RMG Class A Stock        44,500        *
                                               RMG Class B Stock     3,926,516     18.6%
...........................................................................................................
Kathleen M.
  Dolan(19)(25)(26)(27)(28)(29)(30)            CNYG Class A Stock    1,165,218        *          11.4%
1111 Stewart Avenue                            CNYG Class B Stock    6,266,744     14.9%
Bethpage, NY 11714                             RMG Class A Stock       587,404        *
                                               RMG Class B Stock     3,133,372     14.9%
...........................................................................................................
Mary S. Dolan(20)(22)                          CNYG Class A Stock       12,500        *           4.3%
300 So. Riverside Plaza Suite 1480             CNYG Class B Stock    2,389,604      5.7%
Chicago, IL 60606                              RMG Class A Stock         6,250        *
                                               RMG Class B Stock     1,194,802      5.7%
...........................................................................................................
Deborah A. Dolan-Sweeney(20)(25)(26)(27)(28)(29)(30) CNYG Class A Stock  1,165,218      *        11.4%
1111 Stewart Avenue                            CNYG Class B Stock    6,266,744     14.9%
Bethpage, NY 11714                             RMG Class A Stock       587,404        *
                                               RMG Class B Stock     3,133,372     14.9%
...........................................................................................................
Matthew J. Dolan(21)(23)                       CNYG Class A Stock        2,000        *           4.3%
231 Main Street                                CNYG Class B Stock    2,389,604      5.7%
Court House Annex                              RMG Class A Stock           500        *
Chardon, OH 44024                              RMG Class B Stock     1,194,802      5.7%
...........................................................................................................
Marianne Dolan Weber(21)(25)(26)(27)(28)(29)(30) CNYG Class A Stock  1,165,218        *          11.4%
1111 Stewart Avenue                            CNYG Class B Stock    6,231,420     14.8%
Bethpage, NY 11714                             RMG Class A Stock       587,404        *
                                               RMG Class B Stock     3,115,710     14.8%
...........................................................................................................
Dolan Family LLC(30)                           CNYG Class A Stock           --       --
c/o William A. Frewin, Jr.                     CNYG Class B Stock    5,000,000     11.9%          8.9%
340 Crossways Park Drive                       RMG Class A Stock            --       --
Woodbury, NY 11797                             RMG Class B Stock     2,500,000     11.9%
...........................................................................................................
John MacPherson(31)                            CNYG Class A Stock       16,100        *          11.7%
21 Old Town Lane                               CNYG Class B Stock    6,506,472     15.4%
Halesite, NY 10019                             RMG Class A Stock         8,050        *
                                               RMG Class B Stock     3,253,236     15.4%
...........................................................................................................
Lawrence Dolan(5)                              CNYG Class A Stock           --       --
100 Corporate Place                            CNYG Class B Stock    3,726,312      8.8%          6.7%
Suite 150                                      RMG Class A Stock            --       --
Chardon, OH 44024                              RMG Class B Stock     1,863,156      8.8%
...........................................................................................................

                                             Proxy Statement 2002 -- Cablevision

   * Less than 1%

 (1) Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of CNYG Class A Stock and RMG Class A Stock, respectively, is exclusive of the shares of CNYG Class A Stock and RMG Class A Stock, respectively, that are issuable upon conversion of shares of CNYG Class B Stock and RMG Class B Stock, respectively.

 (2) CNYG Class B Stock and RMG Class B Stock are convertible into CNYG Class A Stock and RMG Class A Stock, respectively, at the option of the holder on a share for share basis. Each share of CNYG Class A Stock has one vote per share at a meeting of stockholders of the Company and each share of CNYG Class B Stock has 10 votes per share at a meeting of stockholders of the Company, except in the separate elections of directors. Each share of RMG Class A Stock has 1/2 of a vote per share at a meeting of stockholders of the Company and each share of RMG Class B Stock has 5 votes per share at a meeting of stockholders of the Company, except in the separate elections of directors. Holders of CNYG Class A Stock and RMG Class A Stock vote together as a separate class to elect 25% of the Board of Directors and the holders of CNYG Class B Stock and RMG Class B Stock vote together as a separate class to elect the remaining 75% of the Board of Directors.

 (3) Includes 771,930 shares of CNYG Class A Stock and 387,276 shares of RMG Class A Stock owned by the Dolan Family Foundation, a New York not-for-profit corporation, the sole members of which are Charles F. Dolan and his wife, Helen A. Dolan. Neither Mr. Dolan nor Mrs. Dolan has an economic interest in such shares, but Mr. Dolan and his wife share the ultimate power to vote and dispose of such shares. Under certain rules of the Securities and Exchange Commission, so long as Mr. Dolan and his wife retain such powers, each of Mr. Dolan and his wife is deemed to have beneficial ownership thereof.

 (4) Does not include an aggregate of 19,138,712 shares of CNYG Class B Stock and an aggregate of 9,569,356 shares of RMG Class B Stock and 75,000 shares of CNYG Class A Stock and 37,500 shares of RMG Class A Stock held directly or indirectly by trusts for the benefit of Dolan family interests (the "Dolan Family Trusts"). Mr. Dolan and his wife disclaim beneficial ownership of the shares owned by the Dolan Family Trusts, in that they have neither voting nor investment power with respect to such shares.

 (5) Includes 3,726,312 shares of CNYG Class B Stock and 1,863,156 shares of RMG Class B Stock owned by the Charles F. Dolan 2001 Family Trust (the "Trust"). The Trust was established on March 23, 2001 by Charles F. Dolan. Mr. Dolan disclaims beneficial ownership of the stock owned by the Trust for the benefit of his descendants, in that he has neither voting nor investment power with respect to such shares. The co-trustees of the Trust are Helen A. Dolan and Lawrence Dolan.

 (6) The Company has been informed that certain operating subsidiaries of Gabelli Asset Management, Inc. ("GAMI") beneficially held, or exercise investment discretion over various institutional accounts which beneficially held as of November 9, 2001, an aggregate of 10,408,000 shares of CNYG Class A Stock and as of February 27, 2002 an aggregate of 6,254,919 shares of RMG Class A Stock. The Company has been informed that GAMCO Investors, Inc., an investment advisor registered under the Investment Advisors Act of 1940, as amended, and a wholly-owned subsidiary of GAMI, held sole dispositive power over 6,885,500 shares of CNYG Class A Stock and 3,998,689 shares of RMG Class A Stock and sole voting power over 6,729,400 of CNYG Class A Stock and 3,906,689 shares of RMG Class A Stock.

 (7) In October 2001, AT&T Corp. ("AT&T") sold 19,151,285 shares of the CNYG Class A Stock it held under a registration statement filed by the Company with the Securities and Exchange Commission, and concurrently with that sale, subsidiaries of AT&T, through a trust, sold 26,918,195 units of a mandatorily exchangeable trust security exchangeable into 26,918,195 shares of CNYG Class A Stock on or after November 15, 2004. Until termination of the trust, AT&T will continue to beneficially own and vote the shares. In December 2001, AT&T sold 14,679,750 shares of the RMG Class A Stock it held under a registration statement filed by the Company with the Securities and Exchange Commission, and concurrently with that sale, subsidiaries of AT&T, through a trust, sold 9,791,336 units of a mandatorily exchangeable trust security exchangeable into 9,791,336 shares of RMG Class A Stock on or after February 15, 2005. Until termination of the trust, AT&T will continue to beneficially own and vote these shares. Subsidiaries of AT&T have certain rights and obligations relating to the Company under the

Proxy Statement 2002 -- Cablevision

     Company's stockholders agreement with AT&T, including registration rights. Upon the sale by AT&T of its shares of CNYG Class A Stock as described above, the stockholders agreement ceased to be effective and will remain ineffective unless AT&T retains ownership of 5% or more of the shares of CNYG Class A Stock upon termination of the trusts. The Company understands that AT&T has the right to cash settle the prepaid forward contracts under which the trusts agreed to purchase 26,918,195 shares of CNYG Class A Stock and 9,791,336 shares of RMG Class A Stock. In that event, if certain conditions are satisfied, AT&T will continue to own those shares and may have certain registration rights with respect to those shares under the stockholders agreement.

 (8) In connection with the distribution of the Rainbow Media Group tracking stock, a subsidiary of the National Broadcasting Company, Inc. ("NBC") was given the right to exchange its 26% interest in the common stock of the Company's Rainbow Media Holdings, Inc. subsidiary (at the date of the tracking stock distribution) over a period of up to 9 years for approximately 44.7 million shares of RMG Class A Stock (a 34% interest), based on the number of shares of Rainbow Media Group tracking stock outstanding on the date of the tracking stock distribution. NBC may exchange each share of Rainbow Media Holdings common stock held by it for approximately 16,868 shares of RMG Class A Stock, for an aggregate of approximately 44.7 million shares. NBC can make this exchange, in whole or in part, at its election, each calendar quarter prior to December 31, 2009, and any shares not exchanged prior to December 31, 2009 will be exchanged then. Through March 31, 2002, NBC exchanged 3.5% of its interest in Rainbow Media Holdings for 7,674,940 shares of RMG Class A Stock.

 (9) The Company has been informed that certain operating subsidiaries of Capital Group International, Inc. ("CGI"), held investment power and, in some cases, voting power over the securities held by various investment management companies and several investment advisers registered under
     Section 203 of Investment Advisers Act of 1940, which held as of December 31, 2001, 12,310,980 shares of CNYG Class A Stock and 7,941,080 shares of RMG Class A Stock. CGI does not have investment power or voting power over any of the securities reported herein; however, CGI may be deemed to beneficially own such securities under the Securities Exchange Act of 1934. Includes 765,760 shares resulting from the assumed conversion of 934,200 shares of Equity Securities Trust 6.5% Convertible security due November 15, 2004. The Company has been informed that Capital Guardian Trust Company, a bank as defined in Section 3(a)6 of the Securities Exchange Act of 1934 and a wholly owned subsidiary of CGI, held sole dispositive power over 9,144,270 shares of CNYG Class A Stock and 7,165,500 shares of RMG Class A Stock and sole voting power over 6,094,340 shares of CNYG Class A Stock and 5,672,650 shares of RMG Class A Stock.

(10) The Company has been informed that Janus Capital Corporation ("Janus Capital"), a registered investment adviser registered under Section 203 of the Investment Advisors Act of 1940 furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and institutional and individual accounts (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or subadvisor to the Managed Portfolios, Janus Capital may be deemed to be beneficial owner. As of December 31, 2001, Janus Capital had sole voting and dispositive power over an aggregate of 10,069,024 shares of CNYG Class A Stock and 8,077,174 shares of RMG Class A Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The Company has been informed that Thomas H. Bailey serves as Chairman, President and Chief Executive Officer of Janus Capital. As of December 31, 2001, Mr. Bailey had sole voting and dispositive power over an aggregate of 10,069,024 shares of CNYG Class A Stock and 8,077,174 shares of RMG Class A Stock held by such Managed Portfolios. As a result of his position, he may be deemed to exercise control over Janus Capital. Mr. Bailey does not own of record any shares of CNYG Class A Stock or RMG Class A Stock and he has not engaged in any transaction in CNYG Class A Stock or RMG Class A Stock. However, as a result of his position, Mr. Bailey may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Janus Capital may have with respect to CNYG Class A Stock and RMG Class A Stock held by the Managed Portfolios. All shares reported have been acquired by the Managed Portfolios, and Mr. Bailey specifically disclaims beneficial ownership over any shares of CNYG Class A Stock and RMG Class A Stock that he or Janus Capital may be deemed to beneficially own. Mr. Bailey does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The Company has been informed that as of December 31, 2001, Janus Mercury Fund, an investment
 26

                                             Proxy Statement 2002 -- Cablevision

     company registered under the Investment Company Act of 1940, held sole voting and dispositive power over an aggregate of 3,740,312 shares of RMG Class A Stock.

(11) The Company has been informed that Citigroup Inc., a bank, held shared voting and dispositive power over and beneficially owns 12,613,051 shares of CNYG Class A Stock. Includes the assumption of conversion/exercise of certain securities held and shares held by Salomon Smith Barney Holdings Inc. ("SSB"). The Company has been informed that SSB, an investment advisor and a wholly-owned subsidiary of Citigroup Inc., exercises investment discretion over various institutional accounts, which held shared voting and dispositive power over and beneficially owns 12,543,117 shares of CNYG Class A Stock.

(12) Includes 10,000 shares of CNYG Class A Stock and 5,000 shares of RMG Class A Stock owned by a family partnership of which Mr. Lemle is the general partner. Also includes 65 shares of CNYG Class A Stock and 32 hares of RMG Class A Stock owned by minor children. Also includes 15,000 shares of CNYG Class A Stock and 7,500 shares of RMG Class A Stock owned by the Estate of Marc Lustgarten for which Mr. Lemle serves as co-executor and, in such capacity, shares the power to vote and dispose of such shares and 521,000 shares of CNYG Class A Stock and 260,500 shares of RMG Class A Stock issuable upon the exercise of options granted to Marc Lustgarten pursuant to the Company's Employee Stock Plan which, on April 1, 2002 were unexercised but were exercisable within a period of 60 days from that date, owned by the Estate of Marc Lustgarten for which Mr. Lemle serves as co-executor and, in such capacity, will share the power to vote and dispose of such shares, when issued.

(13) Includes 28,600 shares of CNYG Class A Stock and 14,300 shares of RMG Class A Stock held by the John Tatta Charitable Remainder Unitrust UAD 12/16/98 (the "JTCRT"). The JTCRT was established on December 16, 1998 by John Tatta for charitable purposes. Mr. Tatta disclaims beneficial ownership of the stock beneficially owned by trusts for the benefit of his family, in that he has neither voting nor investment power with respect to such shares. Includes 7,660 shares of CNYG Class A Stock and 3,830 shares of RMG Class A Stock held by the Anne Tatta Grantor Retained Annuity Trust UTA April 20, 2000 ("Anne Tatta GRATs"). The Anne Tatta GRAT is a New York trust for the benefit of Tatta family interests of which Stephen A. Carb, Esq. is trustee. Does not include 80,000 shares of CNYG Class A Stock of CNYG Class A Stock and 40,000 shares of RMG Class A Stock held by the Tatta Family Group L.P. The Tatta Family Group L.P. is a New York limited partnership, the general partners of which are six trusts for the benefit of Tatta family interests (the co-trustees of each of which are Stephen A. Carb, Esq. and either Deborah T. DeCabia or Lisa T. Crowley, each a daughter of John Tatta who has been a director since 1985 and was President of CSC Holdings from 1985 until 1991), and the limited partners of which are trusts for the benefit of Mr. Tatta and Tatta family interests (the trustee of each of which is Stephen A. Carb, Esq.). Also includes 26,140 shares of CNYG Class A Stock and 13,070 shares of RMG Class A Stock owned directly by his wife, Anne Tatta.

(14) Includes shares of CNYG Class A Stock and RMG Class A Stock issuable upon the exercise of options granted pursuant to the Company's Employee Stock Plan which on April 1, 2002, were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares of CNYG Class A Stock and RMG Class A Stock, respectively, for the following individuals: Mr. James Dolan 466,000 and 233,000; Mr. Bell 133,333 and 66,666; Mr. Lemle 270,934 and 135,468; Mr. Rosengard
     100,000 and 50,000; Ms. Mahony 60,000 and 30,000; Mr. Patrick Dolan 113,466
     and 56,732; Mr. Thomas Dolan 112,533 and 56,266; all executive officers and directors as a group 1,393,434 and 696,716.

(15) Includes shares of CNYG Class A Stock and RMG Class A Stock issuable upon the exercise of options granted pursuant to the Company's Stock Option Plan for Non-Employee Directors which on April 1, 2002, were unexercised but were exercisable within a period of 60 days from that date. These amounts include the following number of shares of CNYG Class A Stock and RMG Class A Stock, respectively, for the following individuals: Mr. Tatta 13,750 and 8,750; Mr. Ferris 49,750 and 26,750; Mr. Hochman 49,750 and 26,750; Mr.
     Oristano 19,750 and 11,750 and Mr. Tese 27,750 and 15,750.

(16) Includes 114,000 shares of CNYG Class B Stock and 57,000 shares of RMG Class B Stock owned by trusts for minor children and 100 shares of CNYG Class A Stock and 50 shares of RMG Class A Stock of which James L. Dolan is custodian for a minor child, each of which James L. Dolan disclaims beneficial ownership. Also includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B

Proxy Statement 2002 -- Cablevision

     Stock held by a family trust of which James L. Dolan is a contingent beneficiary and a co-trustee, as to which James L. Dolan disclaims beneficial ownership, which shares are also described in footnote (24).

(17) Includes 38,000 shares of CNYG Class B Stock and 19,000 shares of RMG Class A Stock owned by a trust for a minor child as to which Patrick F. Dolan disclaims beneficial ownership. Also includes 1,177,140 shares of CNYG Class B Stock and 588,570 shares of RMG Class B Stock held by a family trust of which Patrick F. Dolan is a contingent beneficiary and a co-trustee, as to which Patrick F. Dolan disclaims beneficial ownership, which shares are also described in footnote (22).

(18) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by a family trust of which Thomas C. Dolan is a contingent beneficiary and a co-trustee, as to which Thomas C. Dolan disclaims beneficial ownership, which shares are also described in footnote
     (23).

(19) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by the DC Kathleen Trust, the co-trustees of which are Kathleen M. Dolan and Paul J. Dolan.

(20) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by the DC Deborah Trust, the co-trustees of which are Deborah Dolan-Sweeney and Mary Dolan.

(21) Includes 1,177,140 shares of CNYG Class B Stock and 588,570 shares of RMG Class B Stock held by the DC Marianne Trust, the co-trustees of which are Marianne Dolan Weber and Matthew Dolan.

(22) Includes 1,177,140 shares of CNYG Class B Stock and 588,570 shares of RMG Class B Stock held by the DC Patrick Trust, the co-trustees of which are Patrick F. Dolan and Mary Dolan.

(23) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by the DC Thomas Trust, the co-trustees of which are Thomas C. Dolan and Matthew Dolan.

(24) Includes 1,212,464 shares of CNYG Class B Stock and 606,232 shares of RMG Class B Stock held by the DC James Trust, the co-trustees of which are James L. Dolan and Paul J. Dolan.

(25) Includes 23,500 shares of CNYG Class B Stock and 11,750 shares of RMG Class B Stock held by the Dolan Descendants Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(26) Includes 12,000 shares of CNYG Class B Stock and 6,000 shares of RMG Class B Stock held by the Dolan Progeny Trust, the co-trustees of which are Paul
     J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah
     Dolan-Sweeney.

(27) Includes 16,500 shares of CNYG Class B Stock and 8,250 shares of RMG Class B Stock held by the Dolan Grandchildren Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(28) Includes 2,280 shares of CNYG Class B Stock and 1,140 shares of RMG Class B Stock held by the Dolan Spouse Trust, the co-trustees of which are Paul J. Dolan, Kathleen M. Dolan, Marianne Dolan Weber, and Deborah Dolan-Sweeney.

(29) Includes 1,161,218 shares of CNYG Class A Stock and 585,404 shares of RMG Class A Stock owned by the Dolan Children's Foundation, a New York not-for-profit corporation, the sole members of which are Marianne Dolan Weber, Kathleen M. Dolan and Deborah Dolan-Sweeney. None of the members has an economic interest in such shares, but each member shares the ultimate power to vote and dispose of such shares.

(30) Includes 5,000,000 shares of CNYG Class B Stock and 2,500,000 shares of RMG Class B Stock owned by Dolan Family LLC, a Delaware limited liability company, the members of which are four Dolan family trusts, the co-trustees of which are Paul J. Dolan, Marianne Dolan Weber, Kathleen M. Dolan and Deborah Dolan-Sweeney. Each of the co-trustees shares the ultimate power to vote and dispose of such shares.

(31) Includes an aggregate of 6,506,472 shares of CNYG Class B Stock and 3,253,236 shares of RMG Class B Stock each held by various trusts for the benefit of family members of Charles F. Dolan's family for which Mr. John MacPherson serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares.

(32) Includes 373,824 shares of CNYG Class B Stock 186,912 shares of RMG Class B Stock and 75,000 shares of CNYG Class A Stock and 37,500 shares of RMG Class A Stock held by a trust for the benefit of family members of Charles
     F. Dolan's family for which Mr. Paul Dolan serves as Trustee and, in such capacity, exercises sole voting power and dispositive power with respect to such shares.

                                             Proxy Statement 2002 -- Cablevision

The Dolan family interests (other than Charles Dolan) have agreed with the Company that in the case of any sale or disposition by Dolan family interests (other than Charles Dolan) of shares of Class B Common Stock to a holder other than Charles Dolan or Dolan family interests, the Class B Common Stock will be converted on the basis of one share of Class A Common Stock for each share of Class B Common Stock.

Charles Dolan and trusts for the benefit of members of his family, by virtue of their ownership of Class B Common Stock, are able collectively to control stockholder decisions on matters in which holders of Class A and Class B Common Stock vote together as a class, and to elect up to 75% of the Company's Board of Directors.

Registration Rights.   The Company has granted to each of Charles Dolan, certain
Dolan family interests and the Dolan Family Foundation the right to require the Company to register, at any time prior to the death of both Mr. Dolan and his wife, the shares of Class A Common Stock held by them provided that the shares requested to be registered shall have an aggregate market value of at least $3,000,000. There is no limitation on the number or frequency of the registrations that such parties can demand pursuant to the preceding sentence. After the death of both Mr. Dolan and his wife, such parties will be permitted one additional registration. In addition, the Company has granted such parties "piggyback" rights pursuant to which they may require the Company to register their holdings of Class A Common Stock on any registration statement under the Act with respect to an offering by the Company or any security holder thereof (other than a registration statement on Form S-8 and S-4 or any successor form thereto).

The Company has granted Mr. Tatta and certain Tatta family interests the right to require the Company, on any date, with the consent of Charles Dolan, his widow or the representative of the estate of Mr. Dolan or his wife, to register the shares of Class A Common Stock held by them provided that the shares requested to be registered have an aggregate market value of at least $3,000,000. After the death of both Charles Dolan and his wife, such parties will be permitted to demand only one registration. Such parties have also been granted "piggy back" registration rights identical to those described above, provided that in certain instances they receive written consent of Mr. Dolan, his widow or the representative of the estate of Mr. Dolan or his wife.

Subsidiaries of AT&T have certain rights and obligations relating to the Company under the Company's stockholders agreement with AT&T, including registration rights. Upon the sale by AT&T of its shares of Cablevision NY Group Class A common stock as described above, the stockholders agreement ceased to be effective and will remain ineffective unless AT&T retains ownership of 5% or more of the shares of Cablevision NY Group Class A common stock upon termination of the trusts as described above. The Company understands that AT&T has the right to cash settle the prepaid forward contracts under which the trusts agreed to purchase 26,918,195 shares of Cablevision NY Group Class A common stock and 9,791,336 shares of Rainbow Media Group Class A tracking stock. In that event, if certain conditions are satisfied, AT&T will continue to own those shares and may have certain registration rights with respect to those shares under the stockholders agreement.

NBC has demand registration rights with respect to its Rainbow Media Group Class A tracking stock.

Proxy Statement 2002 -- Cablevision

The demand and "piggyback" registration rights referred to above are subject to certain limitations, which are intended to prevent undue interference with the Company's ability to distribute securities.

OTHER MATTERS

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

If you want to submit a proposal for possible inclusion in the Company's 2003 Proxy Statement, we must receive it by January 7, 2003.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

We do not know of any matters to be acted upon at the meeting other than these discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

Under the Company's by-laws, in order to bring a proposal before the annual meeting, a stockholder must give us notice of the proposal not less than sixty days, and not more than ninety days before the date of the meeting. If, however, less than seventy days prior notice of the meeting date is given to stockholders, stockholders may notify us of a proposal up until the tenth day following the announcement. Under these criteria, stockholders have until May 18, 2002, to provide us with notice of a matter to be brought before the annual meeting.

ANNUAL REPORT AND FORM 10-K

Our annual report for our 2001 fiscal year, including our financial statements, is enclosed with this proxy statement. WE WILL FURNISH (UPON PAYMENT OF A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY STOCKHOLDER WHO REQUESTS ONE IN WRITING. Any such request should be directed to Cablevision Systems Corporation, Investor Relations, 1111 Stewart Avenue, Bethpage, New York, 11714.

By order of the Board of Directors,

/s/ Robert S. Lemle

Robert S. Lemle
Vice Chairman,
General Counsel and Secretary

Bethpage, New York
May 8, 2002

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE       PLEASE MARK     [X]
UNDERSIGNED'S VOTE IS CAST FOR THE ELECTION OF THE           YOUR VOTES AS
NOMINEES FOR DIRECTORS LISTED IN PROPOSAL (1) AND FOR        INDICATED IN
APPROVAL OF PROPOSAL (2) BELOW, ALL AS MORE FULLY            THIS EXAMPLE
DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                                                                                 WITHHOLD
                                                                                 AUTHORITY
                                                                              to vote for all
                                                                                 nominees
                                                              FOR           listed to the left
                                                         all nominees      (except as marked to
                                                      listed to the left       the contrary)
1. Election of the following nominees                         [ ]                  [ ]
   as Class A Directors:

   (01) Charles D. Ferris, (02) Richard H. Hochman,
   (03) Victor Oristano and (04) Vincent Tese

(Instruction: To withhold authority for any individual nominee, write that nominee's name on the space provided below.)

___________________________________________________

2. Proposal to ratify and approve the appointment             FOR     AGAINST     ABSTAIN
   of KPMG LLP, as independent auditors of the                [ ]       [ ]         [ ]
   Company for the fiscal year 2002.

In their discretion, the proxies are
authorized to vote upon such other business as may properly come before the meeting.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

SIGNATURE______________________________________________ DATE____________________

YOUR SIGNATURE SHOULD APPEAR THE SAME AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH SIGNING. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES TO THE JOINT TENANCY MUST SIGN. WHEN A CORPORATION GIVES THE PROXY, IT SHOULD BE SIGNED BY AN AUTHORIZED OFFICER AND THE CORPORATE SEAL AFFIXED.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME THE BUSINESS
                      DAY PRIOR TO THE ANNUAL MEETING DAY.

        YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO
              VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED,
                      SIGNED AND RETURNED YOUR PROXY CARD.

          INTERNET                                TELEPHONE                            MAIL
 HTTP://WWW.EPROXY.COM/CVC                     1-800-435-6710

Use the Internet to vote your          Use any touch-tone telephone to          Mark, sign and date
proxy. Have your proxy card in         vote your proxy. Have your proxy           your proxy card
hand when you access the web           card in hand when you call. You                  and
site. You will be prompted to    OR    will be prompted to enter your    OR      return it in the
enter your control number,             control number, located in the          enclosed postage-paid
located in the box below, to           box below, and then follow the                envelope.
create and submit an electronic        directions given.
ballot.

               IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

CLASS A PROXY

                         CABLEVISION SYSTEMS CORPORATION

                       SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 2002

            The undersigned hereby appoints WILLIAM J. BELL and ROBERT S. LEMLE and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, June 4, 2002, at 10:00 o'clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

                 (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

CLASS B PROXY


                         CABLEVISION SYSTEMS CORPORATION

                       SOLICITED BY THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 2002

The undersigned hereby appoints WILLIAM J. BELL, ROBERT S. LEMLE, STUART CHUZMIR and FRANK GOLDEN and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of CABLEVISION SYSTEMS CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices, 1111 Stewart Avenue, Bethpage, New York 11714, on Tuesday, June 4, 2002, at 10:00 o'clock a.m., and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

Unless otherwise specified in the spaces provided, the undersigned's vote is cast FOR the election of the nominees for directors listed in Proposal (1) and FOR approval of Proposal (2) below, all as more fully described in the accompanying Proxy Statement.

Receipt of the Notice of said annual meeting and of the Proxy Statement and Annual Report of CABLEVISION SYSTEMS CORPORATION accompanying the same is hereby acknowledged.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                              Please mark
                                                              your votes as
                                                              indicated in
                                                              this example  [X]


1. Election of the following nominees as Class B Directors: Charles F. Dolan, James L. Dolan, William J. Bell, Robert S. Lemle, Sheila A. Mahony, Thomas C. Dolan, Patrick F. Dolan and John Tatta. (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


                      FOR                             WITHHOLD
                 all nominees                         AUTHORITY
                 listed below                        to vote for
                  except as                        nominees listed
                 marked to the                          below
                contrary below)                          [ ]
                      [ ]


2. Proposal to ratify and approve the appointment of KPMG LLP, as independent auditors of the Company for the fiscal year 2002.

                 FOR                 AGAINST                ABSTAIN
                 [ ]                   [ ]                    [ ]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                     PLEASE DATE, SIGN AND RETURN PROMPTLY



Signature(s)_________________________________________________ Date______________
Your signature should appear the same as your name appears hereon. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -